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As filed with the Securities and Exchange Commission on August 5, 2004

Registration Statement No. 333-89624

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST HORIZON PHARMACEUTICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	58-2004779 (I.R.S. Employer Identification No.)
6195 Shiloh Road, Alpharetta, Georgia (Address of Principal Executive Offices)	30005 (Zip Code)

First Horizon Pharmaceutical Corporation
2002 Stock Plan
(Full title of the plan)

Darrell Borne
Chief Financial Officer
First Horizon Pharmaceutical Corporation
6195 Shiloh Road
Alpharetta, Georgia 30005
(Name and address of agent for service)

(770) 442-9707
(Telephone number, including area code, of agent for service)

Copies of Communications to:

W. Tinley Anderson, III, Esq.
Hunton & Williams LLP
Bank of America Plaza, Suite 4100
600 Peachtree Street, N.E.
Atlanta, Georgia 30308-2216

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.001 par value per share ("Common Stock"), including rights to purchase the registrant's Participating Preferred Stock, $0.001 par value per share ("Rights")(3)	6,012,473 shares	$17.41	$104,677,155	$13,263

(1)
This registration statement covers 6,012,473 additional shares of Common Stock issuable under the First Horizon Pharmaceutical Corporation 2002 Stock Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares issuable under the Plan by 6,012,473 to a total of 8,512,473.

(2)
Calculated pursuant to Rule 457(c) on the basis of $17.41 per share, which was the average of the high and low prices of the Common Stock ($17.75 and $17.06, respectively) as quoted on the Nasdaq National Market on July 30, 2004.

(3)
The Rights are evidenced by the certificates for shares of Common Stock and automatically trade with the Common Stock. The Rights are currently attached to and transferable only with shares of Common Stock registered hereby. The value attributed to the Rights, if any, is reflected in the market price of the Common Stock.

Explanation Statement

        This Post-Effective Amendment No. 1 to Registration Statement (No. 333-89624) is being filed by First Horizon Pharmaceutical Corporation (the "Company") with respect to 6,012,473 shares of the Company's common stock, $0.001 par value (the "Common Stock"), covered by the Registration Statement. The purpose of this Post-Effective Amendment is to reflect that the Company may issue up to 6,012,473 additional shares of Common Stock pursuant to the Company's 2002 Stock Plan (the "Plan").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents filed with the Commission are incorporated herein by reference:

  (1)
  The Company's Annual Report on Form 10-K for the year ended December 31, 2003.

  (2)
  The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 (as amended) and June 30, 2004.

  (3)
  The Company's Current Reports on Form 8-K dated March 2, 2004, March 3, 2004, March 9, 2004, March 22, 2004 and July 29, 2004.

  (4)
  The description of the Company's common stock is contained in the Registration Statement on Form S-3 of the Company (Registration No. 333-114054).

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the filing hereof and prior to a filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        As permitted by Delaware law, the Company's Restated Certificate of Incorporation, as amended, provides that no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of duty of loyalty to the Company or to its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law or (d) for any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation, as amended, further provides that the Company must indemnify its directors and executive officers and may indemnify its other officers and employees and agents to the fullest extent permitted by Delaware law. The Company maintains a policy of directors and officers insurance that provides insurance against certain expenses and liabilities which may be incurred by directors and officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions of the Delaware General Corporation Law and the Company's Bylaws, the Company has been informed that indemnification is considered by the Securities and Exchange Commission to be against public policy and therefore unenforceable.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit No.
4.1	Restated Certificate of Incorporation of First Horizon Pharmaceutical Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of First Horizon Pharmaceutical Corporation for the quarter ended September 30, 2002).
4.2
Amended and Restated Bylaws of First Horizon Pharmaceutical Corporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of First Horizon Pharmaceutical Corporation for the quarter ended June 30, 2003).
4.3
Amendment to the Amended and Restated Bylaws of First Horizon Pharmaceutical Corporation (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K of First Horizon Pharmaceutical Corporation for the year ended December 31, 2003).
4.4
Indenture, dated as of March 8, 2004, between First Horizon Pharmaceutical Corporation and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-3/A of First Horizon Pharmaceutical Corporation—File No. 333-114054).
4.5
Registration Rights Agreement, dated as of March 8, 2004, by and between First Horizon Pharmaceutical Corporation, Deutsche Bank Securities Inc. and UBS Securities LLC (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-3/A of First Horizon Pharmaceutical Corporation—File No. 333-114054)
4.6	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A of First Horizon Pharmaceutical Corporation—File No. 333-30764).
4.7
Shareholder Protection Rights Agreement, dated as of July 12, 2002, between First Horizon Pharmaceutical Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A of First Horizon Pharmaceutical Corporation—File No. 000-30123).
4.8
First Horizon Pharmaceutical Corporation Amended and Restated 2002 Stock Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A, dated April 9, 2004, of First Horizon Pharmaceutical Corporation).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).
23.1	Consent of Hunton & Williams LLP (filed as part of Exhibit 5.1 above).
23.2	Consent of Deloitte & Touche LLP (filed herewith).
24.1	Power of Attorney (included on signature page).

Item 9. Undertakings.

        The undersigned registrant hereby undertakes as follows:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

        (2)   That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for purposes of determining any liability under the Act each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on this 26th day of July, 2004.

FIRST HORIZON PHARMACEUTICAL CORPORATION (Registrant)
By:	/s/ DARRELL BORNE Darrell Borne Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Darrell Borne and Jon S. Saxe, and both of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he or she might or could in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PATRICK P. FOURTEAU Patrick P. Fourteau	Chief Executive Officer and Director (principal executive officer)	July 26, 2004
/s/ DARRELL BORNE Darrell Borne	Chief Financial Officer (principal financial and accounting officer)	July 26, 2004
/s/ JOHN N. KAPOOR, PH.D. John N. Kapoor, Ph.D.	Chairman of the Board of Directors	July 26, 2004
/s/ JON S. SAXE Jon S. Saxe	Director	July 26, 2004
/s/ PIERRE LAPALME Pierre Lapalme	Director	July 26, 2004
/s/ JERRY N. ELLIS Jerry N. Ellis	Director	July 26, 2004
/s/ PATRICK J. ZENNER Patrick J. Zenner	Director	July 26, 2004

EXHIBIT INDEX

Exhibit No.
4.1	Restated Certificate of Incorporation of First Horizon Pharmaceutical Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of First Horizon Pharmaceutical Corporation for the quarter ended September 30, 2002).
4.2
Amended and Restated Bylaws of First Horizon Pharmaceutical Corporation (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of First Horizon Pharmaceutical Corporation for the quarter ended June 30, 2003).
4.3
Amendment to the Amended and Restated Bylaws of First Horizon Pharmaceutical Corporation (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K of First Horizon Pharmaceutical Corporation for the year ended December 31, 2003).
4.4
Indenture, dated as of March 8, 2004, between First Horizon Pharmaceutical Corporation and Deutsche Bank Trust Company Americas (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-3/A of First Horizon Pharmaceutical Corporation—File No. 333-114054).
4.5
Registration Rights Agreement, dated as of March 8, 2004, by and between First Horizon Pharmaceutical Corporation, Deutsche Bank Securities Inc. and UBS Securities LLC (incorporated by reference to Exhibit 4(e) to the Registration Statement on Form S-3/A of First Horizon Pharmaceutical Corporation—File No. 333-114054)
4.6	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A of First Horizon Pharmaceutical Corporation—File No. 333-30764).
4.7
Shareholder Protection Rights Agreement, dated as of July 12, 2002, between First Horizon Pharmaceutical Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A of First Horizon Pharmaceutical Corporation—File No. 000-30123).
4.8
First Horizon Pharmaceutical Corporation Amended and Restated 2002 Stock Plan (incorporated by reference to Appendix B to the Definitive Proxy Statement on Schedule 14A, dated April 9, 2004, of First Horizon Pharmaceutical Corporation).
5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).
23.1	Consent of Hunton & Williams LLP (filed as part of Exhibit 5.1 above).
23.2	Consent of Deloitte & Touche LLP (filed herewith).
24.1	Power of Attorney (included on signature page).

QuickLinks

Explanation Statement
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX